Exhibit 10.2

SECOND AMENDMENT TO THE
REALOGY GROUP LLC PHANTOM VALUE PLAN (f/k/a REALOGY CORPORATION PHANTOM VALUE PLAN

Second Amendment to the Realogy Group LLC Phantom Value Plan (the “Second Amendment”).
WHEREAS, the Board of Directors of Realogy Corporation (n/k/a Realogy Group LLC) (the “Company”) adopted the Realogy Corporation Phantom Value Plan (k/n/a Realogy Group LLC Phantom Value Plan) (the “Plan”) on January 5, 2011 and the Plan was subsequently amended on November 28, 2011 (unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Plan);
WHEREAS, Section 14 of the Plan permits the Plan to be modified or amended in any respect by the Compensation Committee of the Board of Directors of Realogy Holdings Corp., the indirect, parent company of the Company(the “Committee”); and
WHEREAS, the Committee believes it is in the best interest of the Company to amend and restate Section 7 of the Plan to provide Participants with the opportunity to elect restricted stock units in addition to restricted stock.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of April 9, 2013:

1.	Section 7 of the Plan is hereby amended by adding the following sentence at the end of the section:
“Notwithstanding the foregoing, in the event the Participant elects to defer any payment under the Plan pursuant to the Company's deferred compensation plan as in effect from time to time, any unrestricted or restricted shares shall be delivered instead as unrestricted or restricted share units, as applicable.”

2.	The Plan, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, and as evidence of the adoption of this Second Amendment, Realogy has caused the same to be executed by its duly authorized officer on this 9th day of April 2013.

ATTEST:                            REALOGY GROUP LLC
/s/ Seth Truwit                            By: /s/ David J. Weaving
Name:    David J. Weaving                                        Title: Executive Vice President
and Chief Administrative Officer